Exhibit 99.1

COMERICA REPORTS SECOND QUARTER 2005 EARNINGS

DETROIT/July 20, 2005 — Comerica Incorporated (NYSE: CMA) today reported second quarter 2005 earnings of $217 million, or $1.28 per diluted share, compared to $199 million, or $1.16 per diluted share, for the first quarter 2005 and $192 million, or $1.10 per diluted share, for the second quarter 2004.

(dollar amounts in millions)	2nd Qtr ‘05	1st Qtr ‘05	2nd Qtr ‘04
Diluted EPS	$1.28	$1.16	$1.10
Net Interest Income	$483	$460	$448
Net Interest Margin	4.09%	4.00%	3.77%
Provision for Loan Losses	$2	$1	$20
Noninterest Income	$219	$210	$228
Noninterest Expenses	$383	$374	$372
Net Income	$217	$199	$192
Return on Equity	16.99%	15.73%	15.35%

“Comerica’s second quarter financial results reflect the continuation of positive trends that are evident across our markets and lines of business,” said Ralph W. Babb Jr., chairman and chief executive officer. “For the third consecutive quarter, we reported solid loan growth, with an increase in average loans of $1.1 billion, or 10 percent on an annualized basis, compared to the first quarter 2005. Our second quarter results also include increases in both net interest income and non-interest income, while expenses and credit costs remain well controlled.”

Net Interest Income
Net interest income was $483 million for the second quarter 2005, compared to $460 million for the first quarter 2005 and $448 million for the second quarter 2004. The $23 million increase in net interest income from the first quarter 2005 resulted from an increase in average earning assets, the spread improvement provided by non-interest bearing deposits in a rising interest rate environment, and the impact of one more day in the second quarter 2005. Average earning assets of $47.4 billion for the second quarter 2005 increased $767 million from the first quarter 2005, primarily as a result of a $1.1 billion, or three percent, increase in average loans to $43.2 billion for the second quarter 2005. Average deposits of $40.0 billion for the second quarter 2005 increased $218 million, less than one percent, from the first quarter 2005. Average short-term borrowings increased $741 million in the second quarter 2005, when compared to the prior quarter.

The net interest margin increased nine basis points from the first quarter 2005 to 4.09 percent in the second quarter 2005, due primarily to a greater contribution from noninterest-bearing deposits in a higher rate environment.

Noninterest Income
Noninterest income was $219 million for the second quarter 2005, compared to $210 million for the first quarter 2005 and $228 million for the second quarter 2004. Included in other noninterest income in the second quarter 2005 were write-downs (net of income distributions) recognized on unconsolidated venture capital and private equity investments of $5 million, compared to income distributions (net of write-downs) of $1 million in the first quarter 2005. Also included in other noninterest income in the second quarter 2005 were risk management hedge ineffectiveness gains of $5 million, compared to $5 million of losses in the first quarter 2005.

-more-

COMERICA REPORTS SECOND QUARTER 2005 EARNINGS - 2

Noninterest Expenses
Noninterest expenses were $383 million for the second quarter 2005, compared to $374 million for the first quarter 2005 and $372 million for the second quarter 2004. Salaries expense increased $8 million in the second quarter 2005 compared to the first quarter 2005, primarily due to an increase in stock-based compensation and annual merit increases.

Credit Quality

(dollar amounts in millions)	2nd Qtr ‘05	1st Qtr ‘05	2nd Qtr ‘04
Net Charge-offs	$29	$38	$56
Net Charge-offs/Average Total Loans	0.27%	0.36%	0.55%
Provision for Loan Losses	$2	$1	$20
Nonperforming Assets (NPAs)	$246	$311	$430
NPAs/Total Loans, Other Real Estate & Nonaccrual Debt Securities	0.57%	0.75%	1.07%
Allowance for Loan Losses	$609	$636	$762
Allowance for Loan Losses/Total Loans	1.41%	1.52%	1.90%
Allowance for Credit Losses on Lending-related Commitments*	$15	$18	$28

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

During the second quarter of 2005, $47 million of loans greater than $2 million were transferred to nonaccrual status, a decrease of $19 million from the first quarter of 2005. Nonperforming assets were $246 million at June 30, 2005, a decrease of $65 million from March 31, 2005.

“We were pleased by the continued improvements in credit quality metrics in the second quarter 2005, which resulted in a $27 million decline in the allowance for loan losses from the first quarter,” said Babb. “Nonperforming assets were at the lowest level in more than five years, and net charge-offs of $29 million were at the lowest level since the third quarter of 1999.”

Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $54.7 billion and $5.1 billion, respectively, at June 30, 2005, compared to $53.5 billion and $5.0 billion, respectively, at March 31, 2005. There were approximately 167 million shares outstanding at June 30, 2005, compared to approximately 169 million shares outstanding at March 31, 2005. In the second quarter of 2005, approximately 2.0 million shares were repurchased in the open market for $114 million. Comerica’s second quarter 2005 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.90 percent, 8.52 percent and 12.09 percent, respectively.

Business Segments
Comerica’s operations are strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and are presented on a fully taxable equivalent (FTE) basis.

-more-

COMERICA REPORTS SECOND QUARTER 2005 EARNINGS - 3

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr ‘05		1st Qtr ‘05		2nd Qtr ‘04

Business Bank	$163	71%	$175	72%	$188	74%
Small Business & Personal Financial Services	49	21	44	18	46	18
Wealth & Institutional Management	17	8	25	10	19	8

	229	100%	244	100%	253	100%
Finance	(18)		(30)		(42)
Other*	6		(15)		(19)

Total	$217		$199		$192

*	Includes items not directly associated with the major business segments or the Finance Division

Net income for the Business Bank was $163 million for the second quarter 2005, compared to $175 million for the first quarter 2005. Net interest income (FTE) of $350 million in the second quarter 2005 increased $13 million from the first quarter 2005. The provision for loan losses increased $14 million compared to the first quarter 2005 as the pace of credit quality improvement has slowed in the Midwest. Average loans of $34.1 billion in the second quarter 2005 increased $1.1 billion, or 14 percent on an annualized basis, compared to the first quarter 2005, primarily due to increases in Middle Market, Commercial Real Estate, National Dealer Services, and Global Corporate Banking loans. Average deposits of $20.4 billion in the second quarter 2005 increased $475 million, or 10 percent on an annualized basis, with the increase more than explained by higher deposits in the Financial Services Group.

Net income for Small Business & Personal Financial Services was $49 million for the second quarter 2005, compared to $44 million for the first quarter 2005. Net interest income (FTE) of $152 million in the second quarter 2005 increased $6 million from the first quarter 2005. Second quarter 2005 average loans of $5.8 billion were flat compared to first quarter 2005. Average deposits were $16.9 billion in the second quarter 2005, compared to $16.8 billion in the first quarter 2005, as increases in transaction and time deposit accounts were largely offset by decreases in money market deposit accounts.

Net income for Wealth & Institutional Management was $17 million for the second quarter 2005, compared to $25 million for the first quarter 2005. Net interest income (FTE) of $37 million in the second quarter 2005 increased $1 million from the first quarter 2005. Average loans were $3.3 billion in the second quarter 2005, compared to $3.4 billion in the first quarter 2005. Average deposits were $2.4 billion in the second quarter 2005, compared to $2.5 billion in the first quarter 2005.

Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are presented on a FTE basis.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr ‘05		1st Qtr ‘05		2nd Qtr ‘04

Midwest & Other Markets	$111	48%	$141	58%	$149	59%
Western	84	37	80	33	77	30
Texas	29	13	20	8	22	9
Florida	5	2	3	1	5	2

	229	100%	244	100%	253	100%
Finance & Other Businesses	(12)		(45)		(61)

Total	$217		$199		$192

-more-

COMERICA REPORTS SECOND QUARTER 2005 EARNINGS - 4

Net income for Midwest & Other Markets was $111 million for the second quarter 2005, compared to $141 million for the first quarter 2005. Net interest income (FTE) of $272 million in the second quarter 2005 increased $8 million from the first quarter 2005. Average loans of $23.9 billion increased $584 million, or 10 percent on an annualized basis, primarily due to increases in Middle Market, Commercial Real Estate, and Global Corporate Banking loans. Average deposits of $18.9 billion in the second quarter 2005 were flat compared to the first quarter 2005.

Net income for the Western market was $84 million for the second quarter 2005, compared to $80 million for the first quarter 2005. Net interest income (FTE) of $196 million in the second quarter 2005 increased $10 million from the first quarter 2005. Average loans of $13.0 billion increased $315 million, or 10 percent on an annualized basis, primarily due to increases in National Dealer Services, Middle Market, and Commercial Real Estate loans. Average deposits of $16.8 billion in the second quarter 2005 increased $475 million, or 12 percent on an annualized basis, with the increase more than explained by higher deposits in the Financial Services Group.

Net income for the Texas market was $29 million for the second quarter 2005, compared to $20 million for the first quarter 2005. Net interest income (FTE) of $60 million in the second quarter 2005 increased $1 million from the first quarter 2005. Average loans of $4.9 billion increased $138 million, or 11 percent on an annualized basis, primarily due to growth in Middle Market, Commercial Real Estate, Small Business, and Energy Lending loans. Average deposits of $3.7 billion in the second quarter 2005 were flat compared to the first quarter 2005.

Net income for the Florida market was $5 million for the second quarter 2005, compared to $3 million for the first quarter 2005.

Conference Call and Webcast
Comerica will host a conference call to review second quarter 2005 financial results at 8 a.m. ET Wednesday, July 20, 2005. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 7007392). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Saturday, August 20, 2005. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 7007392). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful.

-more-

COMERICA REPORTS SECOND QUARTER 2005 EARNINGS – 5

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

     CONSOLIDATED FINANCIAL HIGHLIGHTS
      Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2005	2005	2004	2005	2004

PER SHARE AND COMMON STOCK DATA
Diluted net income	$1.28	$1.16	$1.10	$2.44	$2.02
Cash dividends declared	0.55	0.55	0.52	1.10	1.04
Common shareholders’ equity (at period end)	30.60	29.81	28.75

Average diluted shares (in thousands)	169,608	171,382	174,248	170,404	175,066

KEY RATIOS
Return on average common shareholders’ equity	16.99%	15.73%	15.35%	16.36%	14.02%
Return on average assets	1.68	1.57	1.49	1.63	1.38
Average common shareholders’ equity as a percentage of average assets	9.88	9.99	9.70	9.93	9.87
Tier 1 common capital ratio *	7.90	8.04	8.00
Tier 1 risk-based capital ratio *	8.52	8.66	8.64
Total risk-based capital ratio *	12.09	12.49	12.91
Leverage ratio *	10.39	10.50	9.98

AVERAGE BALANCES
Commercial loans	$24,122	$23,248	$22,178	$23,688	$21,947
Real estate construction loans	3,101	3,052	3,253	3,077	3,303
Commercial mortgage loans	8,513	8,315	8,050	8,415	8,008
Residential mortgage loans	1,357	1,310	1,209	1,333	1,217
Consumer loans	2,673	2,734	2,653	2,703	2,640
Lease financing	1,283	1,261	1,271	1,272	1,281
International loans	2,185	2,235	2,115	2,210	2,182

Total loans	$43,234	$42,155	$40,729	$42,698	$40,578
Earning assets	47,412	46,645	47,639	47,031	47,230
Total assets	51,635	50,750	51,593	51,195	51,165
Interest-bearing deposits	25,005	25,662	26,183	25,332	26,402
Total interest-bearing liabilities	30,501	30,380	31,011	30,441	31,368
Noninterest-bearing deposits	14,995	14,120	14,730	14,560	13,858
Common shareholders’ equity	5,100	5,072	5,003	5,086	5,049

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$484	$461	$448	$945	$894
Fully taxable equivalent adjustment	1	1	—	2	1
Net interest margin	4.09%	4.00%	3.77%	4.04%	3.80%

CREDIT QUALITY
Nonaccrual loans	$212	$269	$404
Other real estate	34	42	26
Total nonperforming assets	246	311	430
Loans 90 days past due and still accruing	24	23	25
Gross charge-offs	43	46	76	$89	$160
Recoveries	14	8	20	22	34
Net charge-offs	29	38	56	67	126

Allowance for loan losses as a percentage of total loans	1.41%	1.52%	1.90%
Net loans charged off as a percentage of average total loans	0.27	0.36	0.55	0.31%	0.62%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.57	0.75	1.07
Allowance for loan losses as a percentage of total nonperforming assets	248	204	177

ADDITIONAL DATA
Goodwill	$247	$247	$247
Other intangibles	1	1	1
Loan servicing rights	19	19	19
Deferred mutual fund distribution costs	7	7	10
Amortization of intangibles	—	—	1	$—	$1

*	June 30, 2005 ratios are estimated

     CONSOLIDATED BALANCE SHEETS

     Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2005	2005	2004	2004

ASSETS
Cash and due from banks	$1,687	$1,835	$1,139	$1,865
Short-term investments	3,402	3,794	3,230	5,977
Investment securities available-for-sale	3,947	3,687	3,943	4,332

Commercial loans	23,690	22,780	22,039	21,458
Real estate construction loans	3,168	3,035	3,053	3,282
Commercial mortgage loans	8,536	8,415	8,236	8,080
Residential mortgage loans	1,394	1,335	1,294	1,211
Consumer loans	2,701	2,700	2,751	2,672
Lease financing	1,296	1,262	1,265	1,266
International loans	2,239	2,209	2,205	2,130

Total loans	43,024	41,736	40,843	40,099
Less allowance for loan losses	(609)	(636)	(673)	(762)

Net loans	42,415	41,100	40,170	39,337

Premises and equipment	481	463	415	389
Customers’ liability on acceptances outstanding	35	40	57	44
Accrued income and other assets	2,722	2,591	2,812	2,599

Total assets	$54,689	$53,510	$51,766	$54,543

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$19,236	$17,216	$15,164	$17,568
Interest-bearing deposits	24,817	25,490	25,772	26,343

Total deposits	44,053	42,706	40,936	43,911

Short-term borrowings	108	408	193	210
Acceptances outstanding	35	40	57	44
Accrued expenses and other liabilities	1,067	1,043	1,189	847
Medium- and long-term debt	4,309	4,283	4,286	4,597

Total liabilities	49,572	48,480	46,661	49,609

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 6/30/05, 3/31/05, 12/31/04 and 6/30/04	894	894	894	894
Capital surplus	433	433	421	398
Accumulated other comprehensive loss	(99)	(154)	(69)	(82)
Retained earnings	4,546	4,427	4,331	4,125
Less cost of common stock in treasury - 11,513,612 shares at 6/30/05, 9,988,453 shares at 3/31/05, 8,259,328 shares at 12/31/04 and 7,124,990 shares at 6/30/04	(657)	(570)	(472)	(401)

Total shareholders’ equity	5,117	5,030	5,105	4,934

Total liabilities and shareholders’ equity	$54,689	$53,510	$51,766	$54,543

     CONSOLIDATED STATEMENTS OF INCOME

     Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2005	2004	2005	2004

INTEREST INCOME
Interest and fees on loans	$616	$500	$1,182	$996
Interest on investment securities	34	35	69	75
Interest on short-term investments	5	10	11	17

Total interest income	655	545	1,262	1,088

INTEREST EXPENSE
Interest on deposits	122	72	230	145
Interest on short-term borrowings	9	—	12	1
Interest on medium- and long-term debt	41	25	77	49

Total interest expense	172	97	319	195

Net interest income	483	448	943	893
Provision for loan losses	2	20	3	85

Net interest income after provision for loan losses	481	428	940	808

NONINTEREST INCOME
Service charges on deposit accounts	54	59	108	121
Fiduciary income	43	41	89	85
Commercial lending fees	16	13	28	27
Letter of credit fees	18	17	38	32
Foreign exchange income	9	10	18	19
Brokerage fees	9	8	17	18
Investment advisory revenue, net	12	9	22	18
Card fees	9	8	18	15
Bank-owned life insurance	10	9	19	18
Equity in earnings of unconsolidated subsidiaries	4	5	9	8
Warrant income	3	4	5	5
Net securities gains	—	1	—	6
Net gain on sales of businesses	—	7	—	7
Other noninterest income	32	37	58	69

Total noninterest income	219	228	429	448

NONINTEREST EXPENSES
Salaries	197	195	386	382
Employee benefits	44	40	91	79

Total salaries and employee benefits	241	235	477	461
Net occupancy expense	28	31	60	61
Equipment expense	14	14	28	29
Outside processing fee expense	20	18	37	35
Software expense	11	9	23	20
Customer services	10	7	21	9
Litigation and operational losses	7	3	10	11
Other noninterest expenses	52	55	101	115

Total noninterest expenses	383	372	757	741

Income before income taxes	317	284	612	515
Provision for income taxes	100	92	196	161

NET INCOME	$217	$192	$416	$354

Basic net income per common share	$1.29	$1.11	$2.47	$2.04
Diluted net income per common share	1.28	1.10	2.44	2.02

Cash dividends declared on common stock	92	90	185	180
Dividends per common share	0.55	0.52	1.10	1.04

     CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

     Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2005 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2005		Second Quarter 2004
(in millions, except per share data)	2005	2005	2004	2004	2004	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$616	$566	$544	$514	$500	$50	8.6%	$116	23.2%
Interest on investment securities	34	35	36	36	35	(1)	(0.4)	(1)	(4.0)
Interest on short-term investments	5	6	11	8	10	(1)	(6.4)	(5)	(38.8)

Total interest income	655	607	591	558	545	48	8.0	110	20.4

INTEREST EXPENSE
Interest on deposits	122	108	91	79	72	14	12.8	50	70.2
Interest on short-term borrowings	9	3	2	1	—	6	206.4	9	N/M
Interest on medium- and long-term debt	41	36	32	27	25	5	15.9	16	67.7

Total interest expense	172	147	125	107	97	25	17.5	75	77.8

Net interest income	483	460	466	451	448	23	4.9	35	8.0
Provision for loan losses	2	1	(21)	—	20	1	100.0	(18)	(90.0)

Net interest income after provision for loan losses	481	459	487	451	428	22	4.7	53	12.5

NONINTEREST INCOME
Service charges on deposit accounts	54	54	53	57	59	—	(1.4)	(5)	(9.8)
Fiduciary income	43	46	43	43	41	(3)	(4.3)	2	5.1
Commercial lending fees	16	12	14	14	13	4	38.0	3	25.8
Letter of credit fees	18	20	17	17	17	(2)	(12.2)	1	5.7
Foreign exchange income	9	9	9	9	10	—	12.0	(1)	(5.6)
Brokerage fees	9	8	9	9	8	1	9.1	1	1.5
Investment advisory revenue, net	12	10	9	8	9	2	7.7	3	31.0
Card fees	9	9	9	8	8	—	15.7	1	17.8
Bank-owned life insurance	10	9	6	10	9	1	9.1	1	15.5
Equity in earnings of unconsolidated subsidiaries	4	5	1	3	5	(1)	(12.3)	(1)	(14.8)
Warrant income	3	2	1	1	4	1	23.4	(1)	(21.8)
Net securities gains (losses)	—	—	—	(6)	1	—	N/M	(1)	N/M
Net gain on sales of businesses	—	—	—	—	7	—	N/M	(7)	(98.8)
Other noninterest income	32	26	32	33	37	6	21.4	(5)	(13.9)

Total noninterest income	219	210	203	206	228	9	4.3	(9)	(3.8)

NONINTEREST EXPENSES
Salaries	197	189	193	185	195	8	4.8	2	1.5
Employee benefits	44	47	40	40	40	(3)	(6.0)	4	10.4

Total salaries and employee benefits	241	236	233	225	235	5	2.7	6	3.0
Net occupancy expense	28	32	32	32	31	(4)	(12.0)	(3)	(7.7)
Equipment expense	14	14	15	14	14	—	(0.5)	—	(3.4)
Outside processing fee expense	20	17	17	16	18	3	15.3	2	10.1
Software expense	11	12	12	11	9	(1)	(4.0)	2	13.9
Customer services	10	11	6	8	7	(1)	(6.6)	3	55.9
Litigation and operational losses	7	3	(3)	16	3	4	108.0	4	144.6
Other noninterest expenses	52	49	68	50	55	3	3.8	(3)	(6.9)

Total noninterest expenses	383	374	380	372	372	9	2.5	11	3.0

Income before income taxes	317	295	310	285	284	22	7.3	33	11.9
Provision for income taxes	100	96	103	89	92	4	4.6	8	9.7

NET INCOME	$217	$199	$207	$196	$192	$18	8.6%	$25	12.9%

Basic net income per common share	$1.29	$1.18	$1.22	$1.15	$1.11	$0.11	9.3%	$0.18	16.2%
Diluted net income per common share	1.28	1.16	1.21	1.13	1.10	0.12	10.3	0.18	16.4

Cash dividends declared on common stock	92	93	88	88	90	(1)	(1.3)	2	2.7
Dividends per common share	0.55	0.55	0.52	0.52	0.52	—	—	0.03	5.8

N/M - Not meaningful

     ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     Comerica Incorporated and Subsidiaries

	2005		2004
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$636	$673	$729	$762	$798

Loans charged-off:
Commercial	29	28	39	41	57
Real estate construction:
Real estate construction business line	—	—	—	1	1
Other	—	—	—	—	—

Total real estate construction	—	—	—	1	1
Commercial mortgage:
Commercial real estate business line	2	2	4	—	—
Other	5	3	—	7	6

Total commercial mortgage	7	5	4	7	6
Residential mortgage	—	—	—	1	—
Consumer	3	3	5	2	4
Lease financing	3	3	4	—	1
International	1	7	3	1	7

Total loans charged-off	43	46	55	53	76

Recoveries on loans previously charged-off:
Commercial	12	7	14	13	15
Real estate construction	—	—	—	—	—
Commercial mortgage	1	—	1	1	1
Residential mortgage	—	—	—	—	—
Consumer	—	1	—	1	1
Lease financing	—	—	—	—	—
International	1	—	5	5	3

Total recoveries	14	8	20	20	20

Net loans charged-off	29	38	35	33	56
Provision for loan losses	2	1	(21)	—	20

Balance at end of period	$609	$636	$673	$729	$762

Allowance for loan losses as a percentage of total loans	1.41%	1.52%	1.65%	1.83%	1.90%

Net loans charged-off as a percentage of average total loans	0.27	0.36	0.34	0.33	0.55

Allowance for credit losses on lending-related commitments*	$15	$18	$21	$24	$28

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

     NONPERFORMING ASSETS

     Comerica Incorporated and Subsidiaries

	2005		2004
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$125	$161	$161	$181	$229
Real estate construction:
Real estate construction business line	8	18	31	28	20
Other	2	2	3	3	3

Total real estate construction	10	20	34	31	23
Commercial mortgage:
Commercial real estate business line	9	11	6	10	12
Other	32	38	58	70	80

Total commercial mortgage	41	49	64	80	92
Residential mortgage	2	2	1	1	3
Consumer	2	1	1	2	2
Lease financing	9	12	15	19	13
International	23	24	36	47	42

Total nonaccrual loans	212	269	312	361	404
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	212	269	312	361	404
Other real estate	34	42	27	27	26
Nonaccrual debt securities	—	—	—	—	—

Total nonperforming assets	$246	$311	$339	$388	$430

Nonperforming loans as a percentage of total loans	0.49%	0.64%	0.76%	0.91%	1.01%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.57	0.75	0.83	0.98	1.07
Allowance for loan losses as a percentage of total nonperforming assets	248	204	198	188	177
Loans past due 90 days or more and still accruing	$24	$23	$15	$20	$25

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$269	$312	$361	$404	$489
Loans transferred to nonaccrual (1)	47	66	71	106	63
Nonaccrual business loan gross charge-offs (2)	(38)	(42)	(49)	(48)	(71)
Loans transferred to accrual status (1)	—	(4)	(7)	—	—
Nonaccrual business loans sold (3)	—	(14)	(33)	(16)	(33)
Payments/Other (4)	(66)	(49)	(31)	(85)	(44)

Nonaccrual loans at end of period	$212	$269	$312	$361	$404

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2)	Analysis of gross loan charge-offs:

Nonaccrual business loans	$38	$42	$49	$48	$71
Performing watch list loans	2	1	1	2	1
Consumer loans and residential mortgage loans	3	3	5	3	4

Total gross loan charge-offs	$43	$46	$55	$53	$76

(3)	Analysis of loans sold:

Nonaccrual business loans	$—	$14	$33	$16	$33
Performing watch list loans sold	7	4	7	30	14

Total loans sold	$7	$18	$40	$46	$47

(4)	Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

     ANALYSIS OF NET INTEREST INCOME (FTE)

     Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2005			March 31, 2005			June 30, 2004
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$24,122	$329	5.46%	$23,248	$286	5.00%	$22,178	$217	3.93%
Real estate construction loans	3,101	54	6.99	3,052	49	6.48	3,253	42	5.13
Commercial mortgage loans	8,513	129	6.06	8,315	118	5.77	8,050	100	4.99
Residential mortgage loans	1,357	20	5.75	1,310	18	5.58	1,209	17	5.73
Consumer loans	2,673	38	5.75	2,734	36	5.32	2,653	30	4.57
Lease financing	1,283	13	4.08	1,261	13	4.13	1,271	14	4.29
International loans	2,185	31	5.77	2,235	30	5.43	2,115	23	4.42
Business loan swap income	—	3	—	—	17	—	—	57	—

Total loans	43,234	617	5.72	42,155	567	5.45	40,729	500	4.93

Investment securities available-for-sale (1)	3,681	34	3.67	3,790	35	3.60	4,460	35	3.17
Short-term investments	497	5	4.54	700	6	3.47	2,450	10	1.51

Total earning assets	47,412	656	5.54	46,645	608	5.27	47,639	545	4.59

Cash and due from banks	1,697			1,639			1,727
Allowance for loan losses	(645)			(685)			(812)
Accrued income and other assets	3,171			3,151			3,039

Total assets	$51,635			$50,750			$51,593

Money market and NOW deposits	$17,190	77	1.80	$17,810	69	1.56	$17,886	43	0.95
Savings deposits	1,568	1	0.42	1,582	2	0.41	1,651	1	0.38
Certificates of deposit	5,509	36	2.57	5,558	31	2.28	5,991	24	1.61
Foreign office time deposits	738	8	4.23	712	6	3.72	655	4	2.20

Total interest-bearing deposits	25,005	122	1.96	25,662	108	1.71	26,183	72	1.10

Short-term borrowings	1,182	9	3.06	441	3	2.71	262	—	0.94
Medium- and long-term debt	4,314	41	3.83	4,277	36	3.37	4,566	25	2.17

Total interest-bearing sources	30,501	172	2.26	30,380	147	1.96	31,011	97	1.26

Noninterest-bearing deposits	14,995			14,120			14,730
Accrued expenses and other liabilities	1,039			1,178			849
Common shareholders’ equity	5,100			5,072			5,003

Total liabilities and shareholders’ equity	$51,635			$50,750			$51,593

Net interest income/rate spread (FTE)		$484	3.28		$461	3.31		$448	3.33

FTE adjustment		$1			$1			$—

Impact of net noninterest-bearing sources of funds			0.81			0.69			0.44

Net interest margin (as a percentage of average earning assets) (FTE)			4.09%			4.00%			3.77%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

     ANALYSIS OF NET INTEREST INCOME (FTE)

     Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2005			June 30, 2004
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$23,688	$615	5.23%	$21,947	$435	3.99%
Real estate construction loans	3,077	103	6.74	3,303	83	5.07
Commercial mortgage loans	8,415	247	5.92	8,008	200	5.01
Residential mortgage loans	1,333	38	5.67	1,217	35	5.75
Consumer loans	2,703	74	5.53	2,640	61	4.59
Lease financing	1,272	26	4.10	1,281	28	4.34
International loans	2,210	61	5.60	2,182	46	4.26
Business loan swap income	—	20	—	—	109	—

Total loans	42,698	1,184	5.59	40,578	997	4.94

Investment securities available-for-sale (1)	3,735	69	3.64	4,505	75	3.32
Short-term investments	598	11	3.92	2,147	17	1.57

Total earning assets	47,031	1,264	5.41	47,230	1,089	4.63

Cash and due from banks	1,668			1,695
Allowance for loan losses	(665)			(821)
Accrued income and other assets	3,161			3,061

Total assets	$51,195			$51,165

Money market and NOW deposits	$17,499	146	1.68	$17,897	85	0.95
Savings deposits	1,575	3	0.41	1,629	3	0.39
Certificates of deposit	5,533	67	2.43	6,254	50	1.60
Foreign office time deposits	725	14	3.98	622	7	2.30

Total interest-bearing deposits	25,332	230	1.83	26,402	145	1.10

Short-term borrowings	814	12	2.97	286	1	0.91
Medium- and long-term debt	4,295	77	3.61	4,680	49	2.11

Total interest-bearing sources	30,441	319	2.11	31,368	195	1.25

Noninterest-bearing deposits	14,560			13,858
Accrued expenses and other liabilities	1,108			890
Common shareholders’ equity	5,086			5,049

Total liabilities and shareholders’ equity	$51,195			$51,165

Net interest income/rate spread (FTE)		$945	3.30		$894	3.38

FTE adjustment		$2			$1

Impact of net noninterest-bearing sources of funds			0.74			0.42

Net interest margin (as a percentage of average earning assets) (FTE)			4.04%			3.80%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

     CONSOLIDATED STATISTICAL DATA

     Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2005	2005	2004	2004	2004

Commercial loans:
Floor plan	$2,766	$2,668	$2,575	$2,270	$2,802
Other	20,924	20,112	19,464	18,876	18,656

Total commercial loans	23,690	22,780	22,039	21,146	21,458
Real estate construction loans:
Real estate construction business line	2,587	2,451	2,461	2,641	2,661
Other	581	584	592	635	621

Total real estate construction loans	3,168	3,035	3,053	3,276	3,282
Commercial mortgage loans:
Commercial real estate business line	1,465	1,555	1,556	1,498	1,656
Other	7,071	6,860	6,680	6,433	6,424

Total commercial mortgage loans	8,536	8,415	8,236	7,931	8,080
Residential mortgage loans	1,394	1,335	1,294	1,263	1,211
Consumer loans:
Home equity	1,867	1,797	1,837	1,815	1,788
Other consumer	834	903	914	907	884

Total consumer loans	2,701	2,700	2,751	2,722	2,672
Lease financing	1,296	1,262	1,265	1,260	1,266
International loans	2,239	2,209	2,205	2,117	2,130

Total loans	$43,024	$41,736	$40,843	$39,715	$40,099

Goodwill	$247	$247	$247	$247	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	19	19	20	20	19
Deferred mutual fund distribution costs	7	7	8	9	10
Amortization of intangibles (quarterly)	—	—	—	—	1

Tier 1 common capital ratio*	7.90%	8.04%	8.13%	8.16%	8.00%
Tier 1 risk-based capital ratio*	8.52	8.66	8.77	8.81	8.64
Total risk-based capital ratio *	12.09	12.49	12.75	13.06	12.91
Leverage ratio*	10.39	10.50	10.37	10.28	9.97

Book value per share	$30.60	$29.81	$29.94	$29.52	$28.75

Market value per share for the quarter:
High	$59.29	$61.40	$63.80	$61.48	$56.99
Low	53.17	53.70	57.81	53.00	50.45
Close	57.80	55.08	61.02	59.35	54.88

Quarterly ratios:
Return on average common shareholders’ equity	16.99%	15.73%	16.39%	15.68%	15.35%
Return on average assets	1.68	1.57	1.63	1.55	1.49
Efficiency ratio	54.49	55.70	56.61	56.08	55.08

Number of banking offices	363	375	376	364	361

Number of employees - full time equivalent	10,899	10,878	10,968	10,919	11,111

* June 30, 2005 ratios are estimated

     PARENT COMPANY ONLY BALANCE SHEETS

     Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2005	2004	2004

ASSETS
Cash and due from subsidiary bank	$—	$1	$5
Short-term investments with subsidiary bank	280	289	226
Investment in subsidiaries, principally banks	5,640	5,585	5,487
Premises and equipment	3	3	3
Other assets	293	304	277

Total assets	$6,216	$6,182	$5,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$829	$824	$813
Other liabilities	270	253	251

Total liabilities	1,099	1,077	1,064

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 6/30/05, 12/31/04 and 6/30/04	894	894	894
Capital surplus	433	421	398
Accumulated other comprehensive loss	(99)	(69)	(82)
Retained earnings	4,546	4,331	4,125
Less cost of common stock in treasury - 11,513,612 shares at 6/30/05, 8,259,328 shares at 12/31/04 and 7,124,990 shares at 6/30/04	(657)	(472)	(401)

Total shareholders’ equity	5,117	5,105	4,934

Total liabilities and shareholders’ equity	$6,216	$6,182	$5,998

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

     Comerica Incorporated and Subsidiaries

			Accumulated
			Other			Total
	Common	Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except share data)	Stock	Surplus	Income (Loss)	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2004	$894	$384	$74	$3,973	$(215)	$5,110
Net income	—	—	—	354	—	354
Other comprehensive loss, net of tax	—	—	(156)	—	—	(156)

Total comprehensive income						198
Cash dividends declared on common stock ($1.04 per share)	—	—	—	(180)	—	(180)
Purchase of 4,458,423 shares of common stock	—	—	—	—	(247)	(247)
Net issuance of common stock under employee stock plans	—	(6)	—	(22)	61	33
Recognition of stock-based compensation expense	—	20	—	—	—	20

BALANCE AT JUNE 30, 2004	$894	$398	$(82)	$4,125	$(401)	$4,934

BALANCE AT JANUARY 1, 2005	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	416	—	416
Other comprehensive loss, net of tax	—	—	(30)	—	—	(30)

Total comprehensive income						386
Cash dividends declared on common stock ($1.10 per share)	—	—	—	(185)	—	(185)
Purchase of 4,078,100 shares of common stock	—	—	—	—	(232)	(232)
Net issuance of common stock under employee stock plans	—	(9)	—	(16)	47	22
Recognition of stock-based compensation expense	—	21	—	—	—	21

BALANCE AT JUNE 30, 2005	$894	$433	$(99)	$4,546	$(657)	$5,117

BUSINESS SEGMENT FINANCIAL RESULTS

Comerica Incorporated and Subsidiaries

(dollar amounts in millions)		Business Bank		Small Business & Personal Financial Services			Wealth & Institutional Management

	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$350	$337	$345	$152	$146	$144	$37	$36	$37
Provision for loan losses	18	4	(19)	(2)	2	3	1	(2)	—
Noninterest income	71	69	79	53	49	56	79	80	77
Noninterest expenses	159	141	151	132	126	125	88	80	84
Provision (benefit) for income taxes (FTE)	81	86	104	26	23	26	10	13	11

Net income (loss)	$163	$175	$188	$49	$44	$46	$17	$25	$19

Net charge-offs	$21	$29	$49	$5	$4	$5	$3	$5	$2

Selected average balances:
Assets	$35,435	$34,210	$33,078	$6,446	$6,435	$6,473	$3,622	$3,628	$3,292
Loans	34,110	32,970	31,951	5,768	5,778	5,751	3,335	3,368	3,037
Deposits	20,352	19,877	20,143	16,874	16,796	16,795	2,414	2,451	2,629
Liabilities	21,151	20,682	20,786	16,871	16,792	16,788	2,423	2,457	2,639
Attributed equity	2,501	2,476	2,441	792	779	788	412	417	406

Statistical data:
Return on average assets (1)	1.84%	2.05%	2.28%	1.10%	0.99%	1.04%	1.83%	2.79%	2.29%
Return on average attributed equity	26.08	28.28	30.84	24.56	22.29	23.31	16.13	24.26	18.61
Net interest margin (2)	4.10	4.12	4.33	3.63	3.52	3.46	4.38	4.34	4.88
Efficiency ratio	37.89	34.64	35.63	64.34	64.71	62.50	75.74	68.60	73.54

		Finance			Other			Total

	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$(56)	$(59)	$(72)	$1	$1	$(6)	$484	$461	$448
Provision for loan losses	—	—	—	(15)	(3)	36	2	1	20
Noninterest income	21	11	13	(5)	1	3	219	210	228
Noninterest expenses	—	1	—	4	26	12	383	374	372
Provision (benefit) for income taxes (FTE)	(17)	(19)	(17)	1	(6)	(32)	101	97	92

Net income (loss)	$(18)	$(30)	$(42)	$6	$(15)	$(19)	$217	$199	$192

Net charge-offs	$—	$—	$—	$—	$—	$—	$29	$38	$56

Selected average balances:
Assets	$5,192	$5,518	$7,906	$940	$959	$844	$51,635	$50,750	$51,593
Loans	(22)	(7)	(20)	43	46	10	43,234	42,155	40,729
Deposits	338	612	1,312	22	46	34	40,000	39,782	40,913
Liabilities	5,844	5,390	6,157	247	357	220	46,535	45,678	46,590
Attributed equity	519	538	605	876	862	763	5,100	5,072	5,003

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.68%	1.57%	1.49%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	16.99	15.73	15.35
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	4.09	4.00	3.77
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	54.49	55.70	55.08

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M – Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS

Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets				Western			Texas

	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$272	$264	$266	$196	$186	$193	$60	$59	$59
Provision for loan losses	30	2	(30)	(4)	(3)	13	(10)	4	1
Noninterest income	148	147	145	32	30	44	19	18	19
Noninterest expenses	229	205	220	98	91	92	46	43	44
Provision (benefit) for income taxes (FTE)	50	63	72	50	48	55	14	10	11

Net income (loss)	$111	$141	$149	$84	$80	$77	$29	$20	$22

Net charge-offs	$24	$17	$21	$5	$9	$33	$—	$8	$2

Selected average balances:
Assets	$25,281	$24,621	$24,277	$13,640	$13,252	$12,655	$5,127	$5,003	$4,603
Loans	23,854	23,270	23,049	12,971	12,656	11,948	4,945	4,807	4,445
Deposits	18,910	18,858	19,068	16,778	16,303	16,310	3,678	3,674	3,980
Liabilities	19,671	19,628	19,721	16,823	16,344	16,312	3,678	3,673	3,972
Attributed equity	2,130	2,131	2,104	1,043	1,025	1,036	463	449	433

Statistical data:
Return on average assets (1)	1.76%	2.28%	2.46%	1.89%	1.84%	1.79%	2.24%	1.60%	1.85%
Return on average attributed equity	20.89	26.39	28.34	32.40	31.15	29.93	24.85	17.82	19.73
Net interest margin (2)	4.53	4.56	4.60	4.69	4.62	4.76	4.87	4.93	5.31
Efficiency ratio	54.43	49.86	53.72	42.99	42.33	38.61	57.33	56.05	56.62

		Florida		Finance & Other Businesses				Total

	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$11	$10	$9	$(55)	$(58)	$(79)	$484	$461	$448
Provision for loan losses	2	2	1	(16)	(4)	35	2	1	20
Noninterest income	4	4	4	16	11	16	219	210	228
Noninterest expenses	6	7	4	4	28	12	383	374	372
Provision (benefit) for income taxes (FTE)	2	2	3	(15)	(26)	(49)	101	97	92

Net income (loss)	$5	$3	$5	$(12)	$(45)	$(61)	$217	$199	$192

Net charge-offs	$—	$4	$—	$—	$—	$—	$29	$38	$56

Selected average balances:
Assets	$1,455	$1,396	$1,308	$6,132	$6,478	$8,750	$51,635	$50,750	$51,593
Loans	1,442	1,383	1,298	22	39	(11)	43,234	42,155	40,729
Deposits	274	289	210	360	658	1,345	40,000	39,782	40,913
Liabilities	273	287	209	6,090	5,746	6,377	46,535	45,678	46,590
Attributed equity	69	67	62	1,395	1,400	1,368	5,100	5,072	5,003

Statistical data:
Return on average assets (1)	1.04%	0.95%	1.54%	N/M	N/M	N/M	1.68%	1.57%	1.49%
Return on average attributed equity	22.09	19.76	32.45	N/M	N/M	N/M	16.99	15.73	15.35
Net interest margin (2)	2.92	2.99	2.89	N/M	N/M	N/M	4.09	4.00	3.77
Efficiency ratio	47.94	52.81	31.92	N/M	N/M	N/M	54.49	55.70	55.08

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M – Not Meaningful